Exhibit 99.1

CONTACT:	Robert Atkinson, Tween Brands Phone 614-775-3739
Tween Brands Announces Executive’s Departure
NEW ALBANY, Ohio; March 6, 2008 — Tween Brands, Inc. (NYSE: TWB) today announced that Limited Too President Jill Dean has resigned her position effective immediately.
Commenting on Ms. Dean’s departure, Tween Brands’ Chairman and CEO said, “Jill has made important contributions to the Limited Too brand and we wish her success in her future professional pursuits.”
Mr. Rayden added that the company has initiated a national search for a new president of Limited Too. Lece Lohr, currently Limited Too’s Executive Vice President of Design, will serve as Executive Vice President and Interim General Manager for Limited Too. In this role, Ms. Lohr will provide direction for all of the brand’s activities.
Ms. Lohr rejoined Tween Brands in July 2007. She had been with Limited Too from 1998 to 2004 in merchandising positions of increasing responsibility, including Senior Vice President and General Merchandise Manager for Sportswear from May 2003 to July 2004. Prior to rejoining Tween Brands, Ms. Lohr served three years as Chico’s FAS, Inc.’s senior vice president of merchandising and design.
Commenting on the interim appointment, Mr. Rayden said, “Lece has been working with our design team for some months now and has years of experience with our tween customer. We are confident she will further help Limited Too achieve their strategic goals in this expanded role.”
About Tween Brands, Inc.
Tween Brands, Inc. is a leading specialty retailer for tweens (ages 7 to 14). At Limited Too, the company sells sportswear, related accessories and key lifestyle items for active, fashion-aware tween girls. Limited Too currently operates 581 stores across the United States, and has 26 international franchised stores. Limited Too publishes a catazine coinciding with key tween shopping times throughout the year and conducts e-commerce on its Web site, www.limitedtoo.com.
Justice is the company’s newer specialty retail concept for tween girls, offering moderately-priced sportswear, accessories and lifestyle items in predominantly off-the-mall store sites. Justice also publishes a catazine for its tween customers and currently operates 266 stores across the United States, the locations of which can be found on their Web site, www.justicejustforgirls.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This press release contains various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other applicable securities laws. Such statements can be identified by the use of the forward-looking words “anticipate,” “estimate,” “project,” “target,” “predict,” “believe,” “intend,” “plan,” “expect,” “hope,” “risk,” “could,” “pro forma,” “potential,” “prospects, “ “outlook,” or similar words. These statements discuss future expectations, contain projections regarding future developments, operations or financial conditions, or state other forward-looking information. These forward-looking statements involve various important risks, uncertainties and other factors that could cause our actual results to differ materially from those expressed. The following factors, among others, could affect our future financial performance and cause actual future results to differ materially from those expressed or implied in any forward-looking statements included in this press release: changes in consumer spending patterns, consumer preferences and overall economic conditions; decline in the demand for our merchandise; the impact of competition and pricing; the effectiveness of our brand awareness and marketing programs; a significant change in the regulatory environment applicable to our business; risks associated with our sourcing and logistics functions; the impact of modifying and implementing new information technology systems; changes in existing or potential trade restrictions, duties, tariffs or quotas; currency and exchange risks; availability of suitable store locations at appropriate terms; ability to develop new merchandise; ability to hire and train associates; the potential impact of health concerns relating to severe infectious diseases, particularly on manufacturing operations of our vendors in Asia and elsewhere; acts of terrorism in the U.S. or worldwide; and other risks that may be described in other reports and filings we make with the Securities and Exchange Commission. Future economic and industry trends that could potentially impact revenue and profitability are difficult to predict. Therefore, there can be no assurance that the forward-looking statements included here will prove to be accurate. The inclusion of forward-looking statements should not be regarded a representation by us, or any other person, that our objectives will be achieved. The forward-looking statements made herein are based on information presently available to us, as the management of the company. We assume no obligation to publicly update or revise our forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.
Company home page: www.tweenbrands.com